EXHIBIT 16.1

A C  I      	           ARMANDO C. IBARRA
                      CERTIFIED PUBLIC ACCOUNTANTS
                       A PROFESSIONAL CORPORATION



Armando C. Ibarra, C.P.A .
Armando Ibarra, Jr., C.P.A., JD

Members of the California Society of Certified Public Accountants
Members of the American Institute of Certified Public Accountants
Members of the Better Business Bureau since 1997

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549-7561

Re: ValCom, Inc.

Ladies and Gentleman:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on July 1, 2006, to be filed by our former client, ValCom, Inc. We agree with the statements made in response to that
Item insofar as they relate  to  our Firm.



/S/Armando C. Ibarra, CPA-APC
-----------------------------
   Armando C. Ibarra, CPA-APC
   --------------------------

Chula Vista, California
February 12, 2007


                      371 E STREET, CHULA VISTA, CA. 91910
			      TEL: (619) 422-1348
			      FAX: (619) 422-1465